Exhibit 99.2

Certification of the Chief Operating Officer

pursuant to

18 U.S.C. § 1350, as adopted

pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Michael J. Kasbar, Chief Operating Officer of World Fuel Services Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2003

/s/ MICHAEL J. KASBAR
Michael J. Kasbar, President and Chief Operating Officer

A signed original of this written statement required by Section 906 has been provided to World Fuel Services Corporation and will be retained by World Fuel Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.